STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made this 27th day of July, 1999 by and among Saber Capital, Inc., a Nevada corporation, hereinafter called "SABER", silverzipperzipper.com, Inc., a Delaware corporation, hereinafter called "SILVERZIPPER", and the shareholders of SILVERZIPPER, hereinafter called "SILVERZIPPER SHAREHOLDERS".

     RECITALS:

     WHEREAS, SABER desires to acquire 100% of the issued and outstanding shares of the common stock of SILVERZIPPER, in exchange for 2,095,000 authorized but unissued shares of the .001 par value common stock of SABER; and

     WHEREAS, the SILVERZIPPER SHAREHOLDERS desire to exchange 100% of the issued and outstanding shares of the common stock of SILVERZIPPER, currently owned by SILVERZIPPER SHAREHOLDERS, in exchange for said 2,095,000 shares of common stock of SABER; and

     WHEREAS,   after   the   exchange   SABER   will   change   its   name   to
"silverzipperzipper.com, Inc.".

     NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and to consummate the foregoing plan of reorganization, the parties hereby adopt said plan of organization and agree as follows:


                                    ARTICLE I

                             EXCHANGE OF SECURITIES

     1.01 Issuance of SABER Shares. Subject to all of the terms and conditions of this Agreement, SABER agrees to issue to SILVERZIPPER SHAREHOLDERS 2,095,000 fully paid and nonassessable unregistered shares of SABER common stock in exchange for 100% of the outstanding SILVERZIPPER common stock, all of which is currently owned by SILVERZIPPER SHAREHOLDERS.

     1.02 Transfer of SILVERZIPPER Shares. In exchange for SABER's stock being issued to SILVERZIPPER SHAREHOLDERS as above described, SILVERZIPPER SHAREHOLDERS shall on the closing date and concurrent with such issuance of SABER's common stock, deliver to SABER 100% of the outstanding common stock, consisting of 2,095,000 shares of common stock of SILVERZIPPER.

     1.03 Mechanics of Exchange. SABER shall, or shall cause its transfer agent to, upon surrender of each stock certificate formerly representing issued and outstanding shares of SILVERZIPPER Common Stock, immediately prior to the Closing (each a "Certificate"), deliver in accordance with the instructions of the person in whose name such Certificate shall have been issued, the number of shares of the shares of SABER Common Stock for the shares represented by the Certificate being exchanged.


                                   ARTICLE II

                  REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF
                   SILVERZIPPER SHAREHOLDERS AND SILVERZIPPER


     SILVERZIPPER SHAREHOLDERS AND SILVERZIPPER hereby represent, agree and warrant that:

     2.01 Organization. SILVERZIPPER is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction its business requires qualification.

     2.02 Capital. The authorized capital stock of SILVERZIPPER consists of 6,000,000 shares of common stock and 1,000,000 shares of preferred stock, and SILVERZIPPER has 2,095,000 shares of common stock outstanding. All of the issued and outstanding shares are validly issued, fully paid and nonassessable. No shares of preferred stock are issued and outstanding.

     2.03 Subsidiaries. SILVERZIPPER does not have any subsidiaries, except for Robern Skiwear, Inc., a New York corporation.

     2.04 Directors and Officers. Exhibit 2.04 to this Agreement contains the names and titles of all directors and officers of SILVERZIPPER as of the date of this Agreement.

     2.05 Financial Statements. Exhibit 2.05 to this Agreement includes the pro-forma combined unaudited financial statements of SILVERZIPPER and Robern Skiwear, Inc. as of December 31, 1998.

     2.06 Absence of Changes. Since the date of SILVERZIPPER's most recent financial statements included in Exhibit 2.05 there have been no changes in its financial condition or operations, except for changes in the ordinary course of business.

     2.07 Absence of Undisclosed Liabilities. As of the date of SILVERZIPPER's most recent balance sheet included in Exhibit 2.05 it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet, except arising in ordinary course of business.

     2.08 Tax Returns. Within the times and in the manner prescribed by law, SILVERZIPPER has filed all federal, state and local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by SILVERZIPPER.

     2.09 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SABER and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of SILVERZIPPER. SILVERZIPPER shall make available to SABER and/or its attorneys all books and records of SILVERZIPPER. If the transaction contemplated hereby is not completed, all documents received by SABER and/or its attorneys shall be returned to SILVERZIPPER and all information so received shall be treated as confidential.

     2.10 Patents, Trade Names and Rights. SILVERZIPPER owns or holds all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business.

     2.11 Compliance with Laws. SILVERZIPPER has complied in all material respects with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business.

     2.12 Litigation. SILVERZIPPER is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation concerning its business or assets. SILVERZIPPER is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court or agency, nor is it engaged in any lawsuits to recover monies due to it.

     2.13 Authority. The Board of Directors of SILVERZIPPER authorized the execution of this Agreement and the consummation of the transactions contemplated herein and has full power and authority to execute, deliver and perform this Agreement.

     2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by SILVERZIPPER and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required,
(ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset.

     2.1 Full Disclosure. None of the representations and warranties made by SILVERZIPPER SHAREHOLDERS or SILVERZIPPER herein or in any exhibit, certificate or memorandum furnished or to be furnished by SILVERZIPPER SHAREHOLDERS or SILVERZIPPER, or on either's behalf, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

     2.16 Assets. SILVERZIPPER has good and marketable title to all of its property free and clear of any and all liens, claims or encumbrances except as may be indicated in Exhibit 2.16.

     2.17 Indemnification. SILVERZIPPER SHAREHOLDERS and SILVERZIPPER agree to defend and hold SABER and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by SILVERZIPPER SHAREHOLDERS or SILVERZIPPER to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

     2.18 Authority. SILVERZIPPER has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by its board of directors, no proceedings, on the part of SILVERZIPPER are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of SILVERZIPPER enforceable in accordance with its terms.

     2.19 Investment Intent. SILVERZIPPER SHAREHOLDERS understand and acknowledge that the shares of SABER common stock offered for exchange or sale pursuant to this Agreement are being offered in reliance upon the exemption from registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder, for nonpublic offerings and make the following representations, agreements and warranties with the intent that the same may be relied upon in determining the suitability of SILVERZIPPER SHAREHOLDERS as a purchaser of SABER common stock:

     (a) The shares of SABER common stock are being acquired solely for the account of SILVERZIPPER SHAREHOLDERS, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any part of the SABER common stock acquired;

     (b) SILVERZIPPER SHAREHOLDERS agree not to dispose of their SABER common stock or any portion thereof unless and until counsel for SABER shall have determined that the intended disposition is permissible and does not violate the Act or any applicable Federal or state securities laws, or the rules and regulations thereunder;

     (c) SILVERZIPPER SHAREHOLDERS agree that the certificates evidencing the SABER common stock acquired pursuant to this Agreement will have a legend placed thereon stating that they have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the SABER common stock, and that stop transfer instructions shall be placed with the transfer agent for said certificate.

     (d) SILVERZIPPER SHAREHOLDERS acknowledge that SABER has made all records and documentation pertaining to SABER common stock available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to ask questions and further discuss the proposed acquisition of SABER common stock, and any available information pertaining thereto, with the officers and directors of SABER, and that all such questions and information requested have been answered by SABER and its officers and directors to SILVERZIPPER SHAREHOLDERS satisfaction;

     (e) SILVERZIPPER SHAREHOLDERS have carefully evaluated their financial resources and investment position and the risks associated with this transaction and are able to bear the economic risks of this transaction; and they have substantial knowledge and experience in financial, business and investment matters and are qualified as sophisticated investors, and are capable of evaluating the merits and risks of this transaction; and they desire to acquire the SABER common stock on the terms and conditions set forth;

     (f) SILVERZIPPER SHAREHOLDERS are able to bear the economic risk of an investment in the SABER common stock; and

     (g) SILVERZIPPER SHAREHOLDERS understand that an investment in the SABER common stock is not liquid and SILVERZIPPER SHAREHOLDERS have no need for liquidity in this investment.

     2.20 Receipt of Relevant Information. SILVERZIPPER SHAREHOLDERS and SILVERZIPPER have received from SABER all financial and other information concerning SABER and its promoters, officers and directors, including, but not limited to Prospectus dated June 30, 1993, and Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "SABER 10-K"), and all other documents and information they have requested.

     2.21 Public "Shell" Corporation. SILVERZIPPER and SILVERZIPPER SHAREHOLDERS are aware that SABER has public shareholders and is a "shell" corporation without significant assets or liabilities, and further that public companies are subject to extensive and complex state, federal and other regulations. Among other requirements, SILVERZIPPER SHAREHOLDERS and SILVERZIPPER are aware that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K, and they agree that such responsibility shall not be the responsibility of the existing officers, directors or shareholders of SABER, but the sole responsibility of the new officers and directors of SABER. SILVERZIPPER SHAREHOLDERS and SILVERZIPPER are aware of the legal requirements and obligations of public companies, understand that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some states, the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (NASD), and are fully aware of their responsibilities, following closing, to fully comply will all securities laws and regulations, and agree to do so.

     2.22  No   Assurances  or   Warranties.   SILVERZIPPER   SHAREHOLDERS   and
SILVERZIPPER acknowledge that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulations promulgated thereunder will not be amended in such manner as to deprive them of any tax benefit that might otherwise be received. SILVERZIPPER SHAREHOLDERS and SILVERZIPPER are relying upon the advice of their own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by SABER or their officers, directors, affiliates or agents, as to the benefits to be derived by SILVERZIPPER SHAREHOLDERS or SILVERZIPPER in completing this transaction, nor have any of them made any warranty or agreement, expressed of
implied,  as  to  the  tax  or  securities   consequences  of  the  transactions
contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.


                                   ARTICLE III

               REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF SABER

     SABER represents, agrees and warrants that:

     3.01 Organization. SABER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     3.02 Capital. The authorized capital stock of SABER consists of 100,000,000 shares of $.001 par value common stock of which 729,200 shares are currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free of pre-emptive rights. There are no shares of SABER Common Stock issued or outstanding except as referred to above, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating SABER, contingently or otherwise, to issue shares of its common stock or to register shares of its common stock under the Securities Act of 1933, as amended (the "1933 Act"), or any other applicable federal or state securities laws.

     3.03 Subsidiaries. SABER has no subsidiaries and does not own any interest in any other enterprise, whether or not such enterprise is a corporation.

     3.04 Directors and Officers. The names and titles of all officers and directors of SABER as of the date of this Agreement are as set forth in the SABER 10-K.

     3.05 Financial Statements. SABER's audited financial statements as of December 31, 1998, December 31, 1997 are set forth in the SABER 10-K and SABER's report on Form 10-K for the year ended December 31, 1997 and December 31, 1996. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of SABER as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated. The books of account of SABER are true and complete, have been maintained in accordance with good business practices and accurately and fairly reflect all of the properties, assets, liabilities and transactions of the SABER in accordance with generally accepted accounting principles consistently applied.

     3.06 Absence of Changes. Since the date of SABER's most recent financial statements, there has not been any change in the financial condition or operations of SABER.

     3.07 Absence of Undisclosed Liabilities. As of the date of SABER's most recent balance sheet, it did not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

     3.08 Tax Returns. Exhibit 3.08 to this Agreement includes SABER's tax returns for the years 1998, 1997 and 1996. Within the times and in the manner prescribed by law, SABER has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by SABER.

     3.09 Patents, Trade Names and Rights. SABER does not use any patents, trade marks, service marks, trade names or copyrights in its business.

     3.10 Compliance with Laws. SABER has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business.

     3.11 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or is threatened against SABER, nor is SABER aware of any facts or circumstances that could be the basis for any litigation, investigation or other proceeding. SABER is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect the business or assets of SABER, except as disclosed in the SABER 10-K.

     3.12 Authority. The Board of Directors of SABER has authorized the execution of this Agreement and the transactions contemplated herein, and it has full power and authority to execute, deliver and perform this Agreement.

     3.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by SABER and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other that those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset.

     3.14 Assets. SABER has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

     3.15 Validity of SABER Shares. The shares of SABER $.001 par value common stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable under Nevada law.

     3.16. Completeness of Disclosure. No representation or warranty in this Agreement nor in any other certificate, exhibit, statement, document or instrument furnished or to be furnished to SILVERZIPPER by SABER pursuant to this Agreement, or in connection with the negotiation, execution or performance of this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make any statement made, not misleading.

     3.17. Affiliate Transactions. There are no liabilities or other obligations between SABER on the one hand, and any current or former officer, director, stockholder, or other person directly or indirectly controlling SABER (or relative of such person) on the other hand.

     3.18 SEC Reporting. SABER has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") (the "SEC Reports"); all SEC Reports are complete and accurate in all respects and have all been timely filed in accordance with applicable Federal securities laws.

     3.19 Administrative Actions. No administrative proceeding, investigation or other proceeding or action before the SEC, the National Association of Securities Dealers ("NASD") or any state securities administrator is pending or threatened against SABER, nor is SABER aware of any facts or circumstances that could be the basis for any such proceeding investigation or action.

     3.20 OTC Bulletin Board Listing. SABER's common stock is currently quoted on the OTC Bulletin Board. The issuance of the shares of SABER common stock to the SILVERZIPPER SHAREHOLDERS pursuant to this Agreement, or transactions contemplated by this Agreement will not effect the status referred to in the first sentence.

     3.21 Symbol. The symbol under which SABER's common stock is quoted is "SBLC." This symbol is valid and will continue to be valid after the Closing.

     3.22 Shareholders and Beneficial Owners. As of the date hereof, SABER has 746 shareholders of record, as such term is defined in the Securities Exchange Act of 1934. The name, address and number of shares of SABER common stock owned by each person owning five percent (5%) or more thereof is set forth in the SABER 10-K.

     3.23 Contracts and Commitments. Except for an agreement with its transfer agent, SABER is not a party to any written or oral agreement, contract or commitment.

     3.24 Issued SABER Common Stock. With the possible exception of the laws of the State of New Jersey, all issued and outstanding shares of SABER common stock were issued in accordance with all Federal and applicable State securities laws.

     3.25 No Rescission Available. As of the date hereof, no holder of any of the outstanding shares of SABER common stock has the right to rescind the purchase of same or make any claim against SABER in connection therewith.


                                   ARTICLE IV

                            ACTIONS PRIOR TO CLOSING

     4.01 Investigative Rights. Prior to the Closing Date each party shall provide to the other parties, including the parties' counsel, accountants and other authorized representatives, full access during normal business hours (upon reasonable advance written notice) to such parties' books and records.

     4.02 Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not see, pledge or assign any assets, without the prior written approval of the other parties. No party shall amend its certificate of incorporation or bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less that its stated amount, pay more on any liability that its stated amount or enter into any other transaction other than in the regular course of business.



                                    ARTICLE V

                                     CLOSING

     5.01 Closing. The closing (the "Closing") of this transaction shall be held by facsimile transmission to be confirmed by overnight delivery of documents, or in such other manner or at such place as shall be mutually agreed upon, on or before July 28, 1999 (the "Closing Date"). On the Closing Date, the following shall occur:

     (a) SABER shall issue 2,095,000 shares of its $.001 par value common stock in a certificate or certificates representing such shares in the amounts indicated on Exhibit 5.01 (a).

     (b) SILVERZIPPER SHAREHOLDERS shall deliver to SABER the certificates representing 100% of the shares of SILVERZIPPER common stock.

     (c) SABER shall deliver a signed consent or minutes of its Board of Directors and a consent of the majority of the SABER shareholders, approving this Agreement and authorizing the matters set forth herein;

     (d) SILVERZIPPER shall deliver a signed consent or minutes of its shareholders and Board of Directors approving this Agreement and authorizing the matters set forth herein;

     (e) SABER's existing Board of Directors and officers will (i) resign their positions with SABER effective the Closing Date; and (ii) new directors, will be as named by SILVERZIPPER SHAREHOLDERS and will appoint officers of SABER.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not be deemed to define, limit or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement may not be changed or modified except in writing signed by the party against whom enforcement of any change or modification is sought.

     6.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of a covenant, condition or provision of this Agreement shall be deemed to have been made unless executed in writing and signed by the party against whom such waiver is charged. The failure of any party to insist in any one or more cases upon the performance of any covenant, condition or provision of this Agreement shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or provision. No waiver by any party of one breach by the other shall be construed as a waiver with respect to a subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     6.05 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings.

     6.06 Choice of Law. This Agreement and its application, shall be governed under the laws of the State of Nevada.

     6.07  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     6.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  SABER:   SABER Capital, Inc.
                           3098 So. Highland Drive, Suite 460
                           Salt Lake City, Utah 84106

                  SILVERZIPPER and SILVERZIPPER SHAREHOLDERS:

                                    350 Fifth Avenue
                                    Suite 1222
                                    New York, New York 10001
                                    Attn:  Paul E. Palmeri, Chairman

                                    with a copy to:

                                    Ruskin, Moscou, Evans & Faltischek, P.C.
                                    170 Old Country Road
                                    Mineola, New York  11501
                                    Attn.:  Stuart M. Sieger, Esq.

     7.09 Expenses. The parties will pay their own legal, accounting and other expenses incurred in connection with this Agreement. The expenses of SABER shall not exceed $3,000.00

     7.10 Survival of Representations and Warranties. The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing Date.

     7.11 Further Documents. The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                            Saber Capital, Inc.

                         By: /s/ Krista Nielson
                            ----------------------------
                            Krista Nielson, President


                            silverzipperzipper.com, Inc.

                         By: /s/ Paul E. Palmeri
                            ----------------------------
                            Paul E. Palmeri, Chairman


                            Shareholders of silverzipperzipper.com, Inc.

                         By: /s/ Paul E. Palmeri
                             -----------------------------
                             Paul E. Palmeri

                         By: /s/ Richard Bernstein
                             -----------------------------
                             Richard Bernstein

                         By: /s/ Stanton Bernstein
                             -----------------------------
                             Stanton Bernstein

                         By: /s/ Frank Lipirio
                             -----------------------------
                             Frank Lipirio

                         By: /s/ Bhodan Dziman
                             -----------------------------
                             Bhodan Dziman